Exhibit 10.65

Contract No.: G9110-2012-004

Guarantor (Party A): Ningbo Pacific Ocean Shipping Co., Ltd

Domicile: No.388 Pinghai Road Zhenhai, Ningbo

Postal Code:315200

Legal Representative (Principal):Jichun Wang

FAX: 86290099                     Telephone No.:86292777

Loaner (Party B): China Construction Bank Inc, Beilun Branch

Domicile: No.251, Xinda Road, Beilun   Postal Code: 315800

Principal: Jiangen Han

FAX: 86882154                    Telephone No.:86884361

In view of Party B handled Ningbo Keyuan Plastics Co., Ltd. as (called “loanee”) the following FIRST , THIRD ,Fifth credit business continually and it will or it has signed the RMB Fund Loan Contract, the Foreign Exchange Fund Loan Contract, the Bank Accepts Agreement, the Credit Card Contract, the Issue Guarantee Agreement and/or other legal documents (the above-mentioned signed contracts, agreements and/or other legal documents in debt to determine period are called “main contract”) with the loanee from 26/10/2011 to 25/10/2013(called “loaner’s rights determined period”):

(1)	Issuing RMB/Foreign Currency Loan

(2)	Honoring Commercial Bill

(3)	Opening the Letter of Credit

(4)	Issuing Guarantee

(5)	Other Credit Business (blank)Trade Financing like Refinancing .

Party A is willing to provide the maximum guarantee for a series of loanee’s debts under the contract. According to the related laws, regulations and rules, both sides conclude this contract by consensus in order to abide with law enforcement.

Article 1 Guaranty of Scope

1.	The guaranty of scope as following :

(1) Under the main contract, loan principal is not greater (Currency) RMB (Amount in Words) 220 million; and

(2) Interests (including compound interests and default interests), liquidated damages, compensations, other funds (including but not limiting the related poundage, telecommunication charges, incidentals, letter of credit under that the related bank charges which the beneficiary refuses to bear and the like) the loanee pays for party B, the expenses of party B realizing loaner’s rights and guaranteeing rights (including but not limiting costs, arbitration fees, property preservation fees, travel expenses, execution fees, valuation fees, auctioneers fees, notarial fees, service fees, advertising fees, counsel fees and the like).

2.	If the Party A takes the guaranty responsibility according to the contract , Party B will make some discount for the maximum based on the paid loan principal.

3.
Under the main contract, credits, advances, interests, expenses or the real formation time of any other debts of party B’s even if it is out of debt determined period are still belong to the scope of guaranty of the maximum amount. The expiration of the time limit for paying debts under the main contract is not confined to the last day of the period debts determined.

Article 2 Guarantee Way

Guarantee provided by Party A under the contract is guarantee of joint responsibility.

Article 3 Guarantee Period

(1)
The guarantee periods under the contract are respectively calculated according to the single active business handled by Party B as the loanee, namely two years, starting from the date of signing of the main contract of single active business, after the expiration date of deadline for performance of debt of the loanee under the main contract.

(2)
If Party B and loanee conclude the agreement period extending on the deadline for performance of debt under the main contract, the guarantee period will be effective for two years after the expiration date of deadline for performance of debt agreed by the contract of period extending once again. The extending of period needs no approval of the guarantor, however, the guarantor has to assume the joint guarantee responsibility.

(3)
If there arise laws and regulations or arranged items in the main contract, party B declares the contract terminates after two years from maturity of debts in advance in the guarantee period to the day of maturity of debts in advance.

Article 4  The Independence of the Guaranty Contract

The validity of the contract is separated from the main contract. It will not affect the validity of this contract when the main contract is inexistent, ineffective, invalid, part invalid or canceled, terminated. If the main contract is notarized inexistent, ineffective, invalid, part invalid or canceled, terminated, party A will also bear joint responsibility for the debts formed by the loanee because of restitution of property or compensation of loss.

Article 5 Modification of the Main Contract

1.
Party A agrees that party B signs the main contract with the loanee or modifies any items in the main contract (including but not limiting extension of time for fulfilling obligation or increased capital of loaner’s rights) without noticing party A, but party A still bear Guaranty liability within the maximum amount of this contract and the agreed scope of guaranty.

2.	Party A’s guarantee liability will not be abated when it emerges any situations following:

(1) The situation that party B or the loanee make restructuring of enterprise, merge, acquisition, separation, capital changes, joint venture, joint operation, name changes and so on.

(2) Party B entrusts the third party to fulfill the obligations under the main contract.

3 When the obligatory rights under the main contract are transferred, the Guaranty of this contract shall be transferred concurrently.

4 If the transference of the obligatory rights or the debts under the main contract is not going into effect, or is invalid, or is revoked or terminated, party A still bear joint guarantee liability in accordance with this contract.

Article 6 Guarantee Liability

1 If debts under the main contract fall due or party B declares that debts expires in advance according to agreements of the main contract or laws and regulations and the loanee is late with full payment or violates other agreements of the main contract, party A shall bear the guarantee liability within the scope of the guarantee.

2 No matter whether party B has other guarantees (including but not limiting the way of guarantee: pledge, mortgage, hypothecation, letter of guarantee, standby letter of credit, etc.) of the loaner’s rights under the main contract, and no matter when the above mentioned other guarantees establish, whether they are effective, whether party B presents assertion of rights to other guarantors, and no matter whether there is the third party who agrees to take responsibility for the whole or part debts under the main contract; and no matter the loanee provides other guarantees by self, all of party A’s guarantee liability of this contract will not be abated for these reasons and party B has the right to require party A to bear the guarantee liability within the agreed scope of guarantee according to this contract but party A will not raise an objection.

3.If after party A bearing the guarantee liability but it has not paid off debts under the main contract yet, party A will promise to offer other loanees or guarantors (including exercise in advance) subrogation or indemnity in order to guarantee party B’s benefits, and agree that liquidation of debts of the main contract is prior to the subrogation or indemnity of party A.

Specifically, before all debts of party B being paid off,

(1) Party A agrees that he will not ask the loanees or other guarantors for subrogation or indemnity: if party A enforces these rights, he should take the gained money to clear off the debts which party B has not obtained indemnity;

(2) If debts under the main contract have security for thing, party A agrees that will not propose the assertion of rights for the guaranty or its cost after sanction for the reason of subrogation or any other reasons and this guaranty and its cost should give priority to clear off the debts which party B has not obtained indemnity;

(4)
If the loanees or other guarantors provide the counter guarantee to party A, party A gets the money from the counter guarantee should give priority to clear off the debts which party B has not obtained indemnity.

3.
Party A has fully realized the interest rate risk. If party B adjusts interest rates, interest accruals or clearing forms according to agreements of the main contract or changes of national interest rate policy and leads interests, default interests and compound interests which loanees should repay to increase, party A also should bear joint guarantee liability for the increased part.

4.
If the loanee has any other due debt owing to Party B, except the debt under the main contract, Party B has the right to use the RMB or other currency in the account opened by the loanee in the system of Construction Bank of China to pay off the first due debt, and the guarantee responsibility of Party A has no remission because of it.

Article 7 Other Obligations of Party A

1 Party A shall monitor the use condition (including usage) of loan of the loanee, and receive the monitoring of Party A’s funds, assets and operation condition by Party B, provide the related information, document and data of the financial statement according to the requirement of Party B, and ensure its accuracy, truthfulness, completeness and effectiveness. Without the written approval of Party B, Party A shall not provide the guarantee that is beyond its own affordability to a third party.

2 If there occurs contract, trusteeship (receivership), lease, shareholding reformation, decreasing of registered capital, investment, joint operation, mergence, consolidation, acquisition and reconstruction, separation, joint venture, application of suspending business to bring up to standard, application of dissolution, being revoked, application of bankruptcy, alteration of controlling shareholders/real controllers or transference of asset, cessation of production, closing a business, heavy fines by entitled institutions, cancellation of registration, revocation of the license, involving major legal disputes, exceptional hardship of operation or deterioration of financial position, incapable fulfillment of duties normally by legal representatives or principals, or full or partial incapacitation of guarantee liability for any reasons, party A should notice party B in written immediately and practice the commitment, transference or adoption of this contract’s guarantee liability according to party B’s requirement, or provide a new guarantee accepted by party B for the fulfillment of the main contract.

3 If party A alters business registrations like name, legal representatives (principals), domicile, scope of business, registered capital or firm’s (enterprise’s) regulations, he should notice party B in written within 5 workdays and enclose the related materials after alteration.

Article 8 Other Clauses

1     Gathering Accrued Expenses

For all of party A’s accrued expenses of this contract, party B has the right to get relevant money of RMB or other currencies from the account in China Construction Bank from party A, and does not need to notice party A in advance. When party B needs to handle the foreign exchange, party A is in duty bound to assist party B and also bear the interest rate risks.

2     Making Use of Party A’s Information

Party A agrees that party B can query party A’s trustworthiness from PCR or units concerned or department concerned and party B provides party A’s information to PCRS, and party B can properly use and disclose party A’s information for business requirement.

3     Announcement Collection

For party A’s nonperformance, party B has the right to inform party A through units concerned or department concerned and announce collection through the news media.

4     The Efficacy of Evidence Recorded by Party B

Only when there are reliable and doubtless contrary evidences, party B’s recording interior accounts about capitals, interests, expenses and repayments, and the documents, made or reserved by party B during the loanee making transactions like drawing money, repaying, paying for interests and the records, vouchers during party B collecting credits, all efficiently prove the doubtless evidences of credit under the main contract. Party A cannot raise an objection only for these records, documents and vouchers are made or reserved by party B.

5     Reservation of Rights

Party B’s rights of this contract will not affect and exclude any rights shared by other contracts according laws and regulations. Any tolerance, grace and privilege is used for any nonperformance or delay, or delay to execute any rights of this contract, all of these will not regard as abandonment of rights and benefits or permission of any violation, and they also will not affect, deter and hinder the continual execution of this right or the execution of any other right. Moreover, they will not cause party B to bear obligation and responsibility for party A.

If party B does not execute or delay to execute any rights of the main contract, or he does not use up any remedies of the main contract, party A’s guarantee liability of this contract will not be abated, but if party B abate debts of the main contract, party A’s guarantee liability of this contract will be abated accordingly.

6.     Disbandment or Bankruptcy of Loanees

When party A know the loanees turn into disbandment or bankruptcy, he should notice party B to apply for loaner’s rights immediately and join the procedure of disbandment or bankruptcy concurrently and execute the right of indemnity in advance. If party A has knew or should know the loanees turn into disbandment or bankruptcy but he has not executed the right of indemnity in advance immediately, losses are suffered by party A himself.

The second agreement of article 5 writes, during the procedure of bankruptcy of loanees, if party B comes to a settlement agreement with loanees or consents to a reforming plan, and party B’s rights are not damaged because of them, party A’s guarantee liability will not abated. What’s more, party A cannot withstand party B’s assertion of rights with a settlement agreement and a reforming plan as qualifications. During the settlement agreement and the reforming plan, part of debts which has not paid off when party B makes a concession to loanees, party B still has the right to require party A to pay off debts continually.

7.     Disbandment or Bankruptcy of Party A

In case of disbandment or bankruptcy of Party A, though Party B’s obligatory right under the main contract is unmatured, Party B also has the right to participate in the liquidation or bankruptcy program of Party A and the right of declaration.

8 If the correspondence address or the contact method of Party A change, written notice shall be given to Party B immediately, and all the loss resulted from the delay of notice shall be assumed by Party A.

9 The Way of Settling Disputes

Disputes occur during the fulfillment of this contract can be settled by consulting, if consultation fails, solving the disputes in accordance with the first method:

(1) Sue in People’s Court of party B’s domicile.

(2) Submit to Arbitration Committee (place of arbitration is ), according to the application of arbitration, the committee will arbitrate by actual and effective rules. The arbitration award is the final award and binding upon both.

During the lawsuit or arbitration, other parts excluding disputes of this contract still perform.

10 Conditions for Effect-Taking

This contract will take effect after the two parties sign or seal it.

11 The Contract is in Four Originals.

12 Other Agreed Items

The guarantee contract ( Maximum) signed on October 26, 2011 with reference No.G9110-2011-012 is waived ,the guarantee contract (Maximum) include financial claim under Refinancing item issued on December 9, 2011 and financial claim under sight letter of credit item issued on December 16, 2011.

Article 9 The Statement and Guaranty of Party A

1 Party A knows the scope of party B’s business and authorization exactly.

2 Party A has read all clauses of this contract and the main contract. At the request of party A, party B has done relevant explanations for this contract and the main contract. In addition, party A has thoroughly understood and fully comprehended the implications and relevant legal consequences of this contract and the main contract.

3 Party A is legally qualified to be a guarantor. And party A’s guarantee behavior of this contract is in conformity with laws, administrative regulations, rules and party A’s regulations or interior prescriptive documents, and he has obtained approval from the internal competent institutions of the company and/or national competent authorities. If party A has no right to sign this contract, all responsibilities, including but not limiting full payment for losses suffered by party B, should be undertaken by party A.

4 Party A confirms that he has an adequate acquaintance with the loanee’s asset, debts, operation, credit, reputation and so on, and whether he has the main qualification and power of awarding the main contract, and he fully knows all contents of the main contract.

Party A (common seal): Ningbo Pacific Ocean Shipping Co., Ltd

Legal Representative (principal) or Authorized Agent (sign):

October 26, 2011

Party B (common seal): China Construction Bank Inc, Beilun Branch

Legal Representative (principal) or Authorized Agent (sign):

October 26, 2011